Exhibit 23.1

PricewaterhouseCoopers LLP PricewaterhouseCoopers Center 300 Madison Avenue New York NY 10017 Telephone (646) 471 3000 Facsimile (813) 286 6000

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Prospectus Supplement of Capital One Auto Receivables, LLC., relating to Capital One Auto Finance Trust 2005-D, comprising part of the Registration Statement (No. 333-125612) of Capital One Auto Receivables, LLC., of our report dated March 16, 2005, except for Notes 2, 7, 9, 10, 11, 13, 14, 15, 21, 22, 23 and 27, as to which the date is November 14, 2005, relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report appears in Item 8 of MBIA Inc.’s Form 10-K/A for the year ended December 31, 2004. We also consent to the incorporation by reference of our report dated March 16, 2005, except for Notes 2, 6, 7, 8, 10, 11, 14, 15, 16 and 19, as to which the date is November 14, 2005, relating to the consolidated financial statements of MBIA Insurance Corporation, which is included in Exhibit 99 of MBIA Inc.’s Form 10-K/A for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Prospectus Supplement.

/s/    PricewaterhouseCoopers LLP

New York, New York

November 29, 2005